Exhibit 10.5

Executive Agreement

Moboom Limited (ACN 136 737 767)

Company

Melvin Tan

Executive

i

Contents

1.	Interpretation	1

2.	Term	3

3.	Duties	3

4.	Location	4

5.	Hours and Days of Work	4

6.	Reporting and Supervision	4

7.	Performance Review	4

8.	Policies	4

9.	Exclusive Service	4

10.	External Directorships	5

11.	Remuneration	5

12.	Superannuation	5

13.	Expenses	6

14.	Annual Leave	6

15.	Long Service Leave	6

16.	Personal Leave	6

17.	Other leave	6

18.	Public Holidays	6

19.	Confidentiality	7

20.	Intellectual Property	7

21.	Suspension	8

22.	Termination	8

23.	Redundancy	10

24.	Resignation from Other Offices	10

25.	Restraint of Trade	11

26.	Medical Tests	12

27.	Insurance	12

28.	Compliance	12

29.	General	13

30.	Warranties	14

31.	Acknowledgement	14

Schedule 1 - Remuneration		15

Schedule 2 - Duties and Position Description - includes Key Performance Indicators		16

ii

Executive Agreement

Date	1 January 2020

Parties	Moboom Limited ACN 136 737 767 of 246A Churchill Road, Subiaco WA 6008 (the Company).

Melvin Tan of 4 St Vincents Avenue, Wembley WA 6014 (the Executive).

Recitals

A.	The Executive has been performing the role of Chief Financial Officer of the Company since 7 May 2012.

B.	The Company and the Executive have agreed to enter into a new employment agreement on the terms and conditions set out in this Agreement.

1.	Interpretation

1.1	Interpretations

In this Agreement, unless the context otherwise requires:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing any gender include every gender;

(c)	where a particular word or a phrase is given a particular meaning in this Agreement, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(d)	words importing persons include natural persons, partnerships, trusts, associations, and bodies corporate;

(e)	clause or sub-clause headings do not affect the interpretation or construction of this Agreement;

(f)	references to recitals, parts, clauses, or paragraphs by letter or number are references to recitals, parts, clauses, or paragraphs in this Agreement; and

(g)	a reference to any statute includes a reference to that statute as amended, modified or replaced and includes orders, ordinances, regulations, rules and by-laws under or pursuant to that statute.

1.2	Definitions

In this Agreement:

“Agreement” means this employment agreement signed on 23 December 2019.

“Board” means the Company’s Board of Directors as constituted from time to time.

1

“Complying Superannuation Fund” has the meaning given in the Superannuation Guarantee (Administration) Act 1992 (Cth).

“Confidential Information” means any and all information which at any time is in the knowledge, possession or control of:

(a)	the Company; or

(b)	any subsidiary or employee or agent of the Company,

relating to the business, operations or affairs of the Company, or any subsidiary of the Company, including, but not limited to, information relating to:

(c)	Intellectual Property;

(d)	technical details of work undertaken by the Company;

(e)	details of contracts, projects or work being undertaken by or involving the Company;

(f)	details of the Company’s internal management practices and procedures;

(g)	details of the Company’s finances;

(h)	details of products developed by the Company; and

(i)	details of the Company’s marketing strategies, customer information and sales databases, but does not include information which is lawfully in the public domain otherwise than as a result of a breach of this Agreement.

“Documents” means software (including source code and object code versions), manuals, drawings, diagrams, graphs, charts, projections, specifications, estimates, records, accounts, plans, formulae, designs, processes, supplier lists, price lists, customer lists, market research information, correspondence, letters and papers of every description, including all copies of and extracts from any of the same.

“Duties” means the duties described in clause 3 of this Agreement.

“Intellectual Property” means

(a)	the various rights and property conferred by statute, common law and equity in and in relation to patents of any kind, inventions, utility models, designs, copyright, trademarks, trade names, business names, corporate names, logos and get up, circuit layouts, know-how, trade secrets and confidential information and the right to have trade secrets and confidential information kept confidential and all other intellectual property rights as defined by Article 2 of the World Intellectual Property Organisation Convention of July 1967;

and includes

(b)	all applications for registration, extension, renewal or otherwise in respect of the rights and property referred to in paragraph (a) of this definition; and

(c)	all rights of action in respect of the rights or property referred to in paragraph (a) of this definition.

“Policies” means the Company’s policies, guidelines and rules as amended or discontinued from time to time and includes any new policies, guidelines and rules the Company implements.

2

“Related Body Corporate” has the meaning set out in section 50 of the Corporations Act (Cth) 2001.

“Remuneration” means the amount described in Schedule 1.

“Salary” means the amount described as “Salary” in Schedule 1.

2.	Term

The Executive’s employment will continue on an ongoing basis, unless terminated earlier in accordance with clause 22 of this Agreement.

3.	Duties

3.1	At all times, the Executive will:

(a)	carry out the Duties listed in Schedule 2 of this Agreement and any other Duties the Company may, from time to time require;

(b)	discharge any responsibility the Company may allocate to him;

(c)	devote the whole of his time, attention and skill, during normal business hours and at such other times as reasonably necessary, to performing the Duties and to discharging all of his allocated responsibilities;

(d)	perform the Duties and discharge the allocated responsibilities, in a diligent, faithful and prudent manner;

(e)	behave, at all times, including outside work time, in a manner that is not inconsistent with:

(i)	the protection and promotion of the Company’s business and good name;

(ii)	the performance of the Duties; or

(iii)	discharging the allocated responsibilities; and

(f)	notify the Company of any information directly or indirectly relating to any business opportunity relevant to the Company as soon as practicable after becoming aware of such information.

3.2	Without limiting the Executive’s Duties, during the employment the Executive must not:

(a)	act in conflict with the Company’s best interests;

(b)	on discovery, allow a conflict between the Executive’s interests and the interests of the Company to continue; or

(c)	compete, or prepare to compete, with the Company;

(d)	in performing the Duties, accept any financial or other benefit except from the Company;

(e)	use internet, email or voicemail at the Company’s workplace for excessive personal use or to view or distribute offensive or illegal material; and

(f)	unlawfully discriminate, bully or sexually harass another person.

3

4.	Location

The Executive will be located at the Company’s office at 246A Churchill Avenue, Subiaco WA 6008. The Executive may be required to be located at any other locations that are agreed to by the parties (except that the Executive’s agreement is not required if a new location is in the Perth region). The Executive may be required to undertake domestic and international travel from time to time as required to fulfil his responsibilities.

5.	Hours and Days of Work

The Executive’s hours of work are 38 hours per week plus reasonable additional hours that are necessary for the Executive to perform the Duties and to discharge his allocated responsibilities with the required attention and skill.

6.	Reporting and Supervision

The Executive will report to the Managing Director of the Company.

7.	Performance Review

(a)	The Managing Director and Remuneration Committee will formally review the Executive’s performance each year.

(b)	The Executive’s performance will be measured against the Key Performance Indicators set out in Schedule 2, as updated from time to time.

(c)	The Managing Director shall inform the Executive of any concerns the Company has with his performance or conduct as soon as reasonable in the circumstances.

8.	Policies

(a)	The Company must make available to the Executive all Policies with which the Executive must comply with.

(b)	The Company may establish, amend, replace or delete any Policies at its sole discretion from time to time.

(c)	The Company must ensure that the Executive is informed about any amendments to the Policies or about any new or discontinued Policies.

(d)	The Executive agrees to comply with all Policies except that, if there is any inconsistency between the provisions of this Agreement and those Policies, then the provisions of this Agreement will prevail over the Policies to the extent of the inconsistency.

(e)	The parties acknowledge that the Policies do not form part of the Executive’s contract of employment with the Company.

9.	Exclusive Service

The Executive must not, without the Board’s prior written consent, in any capacity, either during or outside of work time, be engaged or concerned or have any other interest for financial advantage that:

(a)	competes with, conflicts with, or detracts from the business of the Company or the business of a Related Body Corporate; or

4

(b)	interferes with:

(i)	the proper performance of the Duties; or

(ii)	the proper discharge of the Executive’s allocated responsibilities.

10.	External Directorships

(a)	Subject to clause (b), the Executive warrants that the Executive will not be a board member of any entity other than the Company or a Related Body Corporate without written consent of the Board.

(b)	Where directed by the Board, the Executive may be the Company’s nominee on the board of entities other than the Company or a Related Body Corporate.

(c)	Apart from discretionary trusts and private superannuation funds, the Executive must not accept a directorship or similar positions with any entity other than the Company or a Related Body Corporate, without written consent of the Board.

11.	Remuneration

(a)	The Company shall pay the Executive the Remuneration set out in Schedule 1.

(b)	The Executive will be paid monthly into an account nominated by the Executive.

(c)	Subject to this Agreement, the Remuneration, benefits and any other entitlements provided or referred to in this Agreement are the entire consideration payable to the Executive and are compensation for all time worked to fulfil his obligations under this Agreement regardless of the number, distribution and timing of the hours of work.

12.	Superannuation

12.1	Company Contributions

(a)	The Company will make the superannuation contributions described in Schedule 1 on behalf of the Executive and to the Executive’s account with a Complying Superannuation Fund. The superannuation contributions form part of the Executive’s Remuneration.

(b)	As at the date of this Agreement, the superannuation contributions described in Schedule 1 are in accordance with the contributions required by the Company to avoid a tax penalty or charge, pursuant to the Superannuation Guarantee (Administration) Act 1992 (Cth).

(c)	The Company will increase the amount of superannuation contributions as a component of the Executive’s Remuneration if necessary at any time to avoid a tax penalty or charge, pursuant to the Superannuation Guarantee (Administration) Act 1992 (Cth) but this obligation does not require the Company to increase the Executive’s total Remuneration.

12.2	Executive May Make Contributions

The Executive may from time to time request in writing that the Company deduct a sum of money from the Salary and remit it as the Executive’s contributions to the trustees of a Complying Superannuation Fund nominated by the Executive to the extent permitted by law.

5

13.	Expenses

Subject to the production of documentary evidence sufficient to satisfy the Board of their authenticity and reasonableness, the Company will reimburse the Executive for all reasonable expenses he incurs in performing the Duties and in discharging his responsibilities including:

(a)	travel costs including fares, accommodation and meals;

(b)	mobile telephone charges;

(c)	mobile device and laptop;

(d)	membership of relevant professional organisations and associations as approved by the Board;

(e)	professional development or training activities; and

(f)	any other expenses properly incurred provided for in the Policies.

14.	Annual Leave

The Executive is entitled to 4 weeks’ paid annual leave per annum in accordance with and subject to the Fair Work Act 2009 (Cth). If the Executive’s employment is terminated, then the Executive will be entitled to payment for any accumulated unused annual leave.

15.	Long Service Leave

The Executive is entitled to long service leave in accordance with and subject to the Long Service Leave Act 1958 (WA).

16.	Personal Leave

(a)	The Executive is entitled to 10 days’ paid personal leave per annum in accordance with and subject to the Fair Work Act 2009 (Cth). Such personal leave is available if the Executive:

(i)	is unable to attend work due to illness (sick leave); or

(ii)	is required to provide care or support to an immediate family member or other member of the Executive’s household due to their illness or unexpected emergency (carer’s leave).

(b)	Unused personal leave is not paid out on the termination of employment.

17.	Other leave

The Executive is entitled to other forms of leave, including parental leave, compassionate leave, and community services leave, in accordance with and subject to the Fair Work Act 2009 (Cth) and the Paid Parental Leave Act 2010 (Cth).

18.	Public Holidays

The Executive in entitled to Public Holidays in accordance with and subject to the Fair Work Act 2009 (Cth).

6

19.	Confidentiality

19.1	The Executive’s Acknowledgment

The Executive acknowledges that:

(a)	during his employment with the Company, the Executive will acquire Confidential Information; and

(b)	because of the importance to the Company of the Confidential Information, the Company wishes to protect the Confidential Information during the Executive’s employment and after the termination of the Executive’s employment with the Company; and

(c)	the Confidential Information has been and will be acquired by the Company at the Company’s initiative and expense; and

(d)	the Company has expended and will expend effort and money in establishing and maintaining employee skills and the Confidential Information.

19.2	The Executive’s Obligations

The Executive agrees that at all times during and after the termination of his employment, he will:

(a)	keep the Confidential Information confidential; and

(b)	not use it for any purpose other than for the purpose of discharging his obligations to the Company under this Agreement.

19.3	Confidentiality of Terms of Agreement

The Company and the Executive must not disclose any of the provisions of this Agreement except:

(a)	to comply with any applicable law, or any requirement of any regulatory body (including any relevant stock exchange);

(b)	to the extent necessary for either party to meet their obligations under this Agreement;

(c)	to enforce its rights or to defend any claim or action under this Agreement;

(d)	to a professional adviser, financial adviser, banker, financier or auditor if that person is obliged to keep the information confidential; or

(e)	if the information has come into the public domain through no fault of that party.

20.	Intellectual Property

(a)	The Executive acknowledges and agrees that the Company is the exclusive owner of all rights, titles and interests in the Documents created by him and all Intellectual Property in anything the Executive creates:

(b)	within the scope of his employment; or

(c)	using the Company’s facilities, resources or Confidential Information, notwithstanding that the creation of such Documents or Intellectual Property:

(i)	is not within the scope of the Duties or functions;

7

(ii)	is done by the Executive in his own time; or

(iii)	involved only partial use of the Company’s facilities, resources or Confidential Information; and

(d)	for any of the Company’s customers or in relation to any of the Company’s contracts or projects, or for any purpose related to the Company’s business notwithstanding that the creation of such Documents or Intellectual Property:

(i)	is not within the scope of the Duties;

(ii)	is done by the Executive in his own time; and

(iii)	does not involve the use of the Company’s facilities or resources.

(e)	The Executive will, at the Company’s request, do all things necessary to evidence or convey to the Company, ownership of all Intellectual Property relating to anything he creates including, but without limitation to the foregoing, all assistance necessary or desirable to assist the Company to obtain registration of any rights in respect of the Intellectual Property. The Company must pay the Executive’s reasonable expenses associated with complying with this sub-clause.

(f)	The Executive hereby waives, to the fullest extent permissible by law, all moral rights the Executive may have in any copyright works or films made in the course of the Executive’s employment. Pursuant to sections 195AW(4) and 195AWA(4) of the Copyright Act 1968 (Cth), the Executive hereby consents and acknowledges that the Company may do all or any acts or omissions (whether occurring before or after this consent is given) in relation to all copyright works or films made by him, in the course of his employment.

21.	Suspension

The Company may suspend the Executive with full pay for up to 3 months while it investigates any concerns that it has in relation to his performance or conduct.

22.	Termination

22.1	Termination by the Company

Subject to clauses 22.3, the Company may terminate the Executive’s employment:

(a)	Within the first 24 months of this Agreement by:

(i)	giving 12 months’ notice in writing; or

(ii)	giving to the Executive 6 months’ notice in writing if, by reason of the illness, injury or incapacity of the Executive:

A.	the Executive is unable to perform the Duties for a total of 13 weeks in any 52 consecutive weeks; or

B.	the Executive becomes permanently incapable of performing the Duties.

(b)	After the first 24 months of this Agreement and prior to 48 months of employment by:

(i)	giving 6 months’ notice in writing; or

8

(ii)	giving to the Executive 4 months’ notice in writing if, by reason of the illness, injury or incapacity of the Executive:

A.	the Executive is unable to perform the Duties for a total of 13 weeks in any 52 consecutive weeks; or

B.	the Executive becomes permanently incapable of performing the Duties.

(c)	After the first 48 months of this Agreement by:

(i)	giving 3 months’ notice in writing; or

(ii)	giving to the Executive 2 months’ notice in writing if, by reason of the illness, injury or incapacity of the Executive:

A.	the Executive is unable to perform the Duties for a total of 13 weeks in any 52 consecutive weeks; or

the Executive becomes permanently incapable of performing the Duties.

22.2	Termination by the Executive

The Executive may terminate his employment by giving:

(a)	12 months’ notice in writing, if within the first 24 months of this Agreement or such shorter period of notice as may be agreed in writing by the Company.

(b)	6 months’ notice in writing, if after the first 24 months of this agreement and prior to 48 months of employment, or such shorter period of notice as may be agreed in writing by the Company.

(c)	3 months’ notice in writing, if after the first 48 months of this agreement or such shorter period of notice as may be agreed in writing by the Company.

22.3	Company may pay in lieu

The Company may satisfy the notice requirements in this clause by:

(a)	paying the Executive an amount equivalent to the Base Salary which he would have earned for the whole notice period; or

(b)	giving part of the notice in writing, and by paying the Executive an amount equivalent to the Base Salary he would have earned during the balance of that notice period.

22.4	Termination after notice given

After either the Company or the Executive has given notice in accordance with clause 22.1, 22.2 or 22.3(b), the Company may at any time terminate the employment by paying the Executive an amount equivalent to the Base Salary which the Executive would have earned during the balance of the notice period.

22.5	Employment during notice

If notice is given to terminate the employment, then the Company may do all or any of the following:

(a)	direct the Executive not to perform the Duties, or any of them, for part or all of the notice period;

9

(b)	require the Executive to remain away from the Company’s premises; and

(c)	change the title of the Executive.

22.6	Termination by the Company without notice

The Company may terminate the employment at any time by the Company giving notice of dismissal with immediate effect to the Executive as a result of:

(a)	misconduct of the Executive;

(b)	wilful neglect in the discharge of the Duties or his allocated responsibilities;

(c)	serious or persistent breach of the provisions of this Agreement;

(d)	the Executive being charged with a criminal offence or civil penalty order which in the reasonable opinion of the Board brings the Company or a Related Body Corporate into disrepute;

(e)	the Executive becoming bankrupt or insolvent or making an arrangement with his creditors generally; or

(f)	the Executive becoming ineligible to hold office as a director of a company.

22.7	Return of Property

(a)	Upon the termination of the Executive’s employment (howsoever caused), the Executive will deliver immediately to the Company all Documents and property containing Confidential Information and Intellectual Property, and all other property belonging to the Company, which is in the Executive’s possession or under the Executive’s control.

(b)	The Company may require the Executive to provide a written declaration on oath that the Executive has complied with this sub-clause, and the Executive agrees that the Company may withhold any monies owing to the Executive unless and until the Executive complies with this request.

22.8	Set-off

On termination of the Executive’s employment, the Company may deduct and retain any money owing by the Executive to the Company, from any amounts due by the Company to the Executive including for Remuneration or accrued leave entitlements to the extent permitted by law.

22.9	No Prejudice to Rights

The termination of the Executive’s employment does not prejudice any rights or remedies already accrued to either party under, or in respect of, any breach of this Agreement.

23.	Redundancy

Should the Executive’s employment terminate for reasons of redundancy, the Executive will be entitled to redundancy pay in accordance with the applicable minimum redundancy entitlement contained within the National Employment Standards of the Fair Work Act 2009 (Cth).

24.	Resignation from Other Offices

(a)	On termination of the Executive’s employment (howsoever caused) the Executive will forthwith resign, without claim for compensation, from any office (including that of director) that the Executive holds within, or on behalf of, the Company or a Related Body Corporate.

10

(b)	If the Executive fails to resign as required by sub-clause 24(a), he irrevocably authorises the Company to appoint another person in the Executive’s name and on the Executive’s behalf to execute all documents and to do all things necessary to give effect to those resignations.

25.	Restraint of Trade

25.1	Definitions

In this clause:

(a)	“Restraint Area” means Western Australia;

(b)	“Restraint Period” means 3 months following the termination of the Executive’s employment with the Company (howsoever caused); and

(c)	“Business” means the business of the Company.

25.2	Restraint

During the Restraint Period, the Executive must not, in the Restraint Area:

(a)	solicit or compete for the custom of, or accept business from, any person who was a customer of the Company at any time during the 6 months immediately preceding the termination of the Executive’s employment with the Company for a business that is the same or similar to the Business of the Company;

(b)	solicit or endeavour to obtain the services of any professional person (either directly or indirectly) who was an employee, consultant or contractor of the Company at any time during the 3 months immediately preceding the termination of the Executive’s employment with the Company; or

(c)	engage in, be involved in or be associated with, or prepare to engage in, be involved in or be associated with, a business competing with the Business of the Company in the capacity of a principal, agent, director, employee, partner, majority shareholder or unit holder, joint venturer, trustee, beneficiary, contractor, advisor, consultant or in any other capacity.

25.3	Account

The Company is beneficially entitled to any benefits which the Executive obtains as a result of breaching this clause and must account to the Company for those benefits.

25.4	Acknowledgement

Each of the covenants and restraints in this clause constitutes an independent covenant and restraint separate in all respects from each of the other covenants and restraints notwithstanding the manner in which they or any of them are linked together or are grouped grammatically, and the invalidity of any one or more covenant or restraint shall not invalidate the other covenants or restraints. The Executive acknowledges that the covenants in respect of restraint of trade contained in this clause are:

(a)	reasonable as to duration, type of activity and geographical area;

11

(b)	reasonable and necessary to protect the proprietary and commercial interests of the Company;

(c)	commensurate with the consideration the Executive will receive under this agreement; and

(d)	the Company is relying upon this acknowledgement in entering into this Agreement.

25.5	Evidence of Compliance

The Company may require the Executive to provide a written declaration by the Executive on oath, or any evidence relevant in the circumstances, confirming to its satisfaction that he is not in breach of his obligations under this clause.

26.	Medical Tests

(a)	The Company may require the Executive to submit to a medical examination or test by its choice of medical practitioners for the purpose of determining if:

(i)	the conditions of clause Error! Reference source not found. and Error! Reference source not found. are satisfied; or

(ii)	for any other reason relevant to his employment with the Company.

(b)	The Executive must authorise the examining medical practitioner to provide the Company with a report setting out the results of any examination or test, and to answer any questions the Company may put to them in relation to the examination, test or report. Once the medical practitioner has been so authorised, the Executive must not revoke or restrict that authority.

27.	Insurance

The Company agrees that the Executive will have the benefit of the Company’s directors’ and officers’ insurance, which insurance must:

(a)	apply to the Executive from the commencement of employment and thereafter continuously until the period expiring seven years after termination of employment;

(b)	apply to the Executive in connection with the employment;

(c)	apply to the Executive in connection with all positions the Employee holds on the Board; and

(d)	indemnify the Executive against all actual legal costs and all liabilities in connection with claims, demands, liabilities, judgments, orders and costs against the Executive.

28.	Compliance

(a)	The exercise of or compliance with any discretion, right or obligation pursuant to this Agreement are subject to:

(i)	compliance with all applicable laws;

(ii)	compliance with the Constitution of the Company and, if applicable, the Listing Rules of the Australian Stock Exchange; and

(iii)	the approval of the shareholders of the Company where such approval is required.

12

(b)	If approval of the shareholders of the Company is required before a payment may be made to the Executive, then the Company must ensure that the approval of the shareholders is sought unless the Executive agrees otherwise.

(c)	If the aggregate of any amounts payable pursuant to this Agreement that are subject to section 200B of the Corporations Act 2001 (Cth) (Termination Benefit) would, at the time for payment, exceed the amount that is permitted pursuant to any applicable exemption from section 200B and shareholder approval is not obtained, then the Termination Benefit will be reduced to the greatest amount that may then be payable without shareholder approval and that reduced amount must be paid by the Company to the Executive.

29.	General

29.1	Survival of Terms

Any provisions of this Agreement which are expressed to operate after the termination of this Agreement will survive the termination of this Agreement (howsoever caused) and shall be without prejudice to any right of action already accrued to either party in respect of any breach of this Agreement by the other party.

29.2	Proper Law and Jurisdiction

This Agreement is governed by and interpreted in accordance with the laws of the state of Western Australia and the Commonwealth of Australia and the parties submit to the exclusive jurisdiction of the courts of Western Australia and the Commonwealth of Australia.

29.3	Prior Agreements

This Agreement constitutes the entire agreement between the parties and supersedes and cancels all prior representations, warranties, agreements, contractual terms, covenants and guarantees.

29.4	Release from prior arrangements

The parties each release the other from all proceedings, claims, demands, costs and other liabilities of any nature in connection with the contractual arrangements applying between them prior to this Agreement.

29.5	Waiver

No waiver of any breach of any term of this Agreement will be effective unless that waiver is in writing, and no waiver of any breach will be, or be deemed to be, a waiver of any other or subsequent breach.

29.6	Severance

If any terms or conditions of this Agreement are void, or become voidable or unenforceable, by reason of any statute or rule of law, then that term or condition shall be severed from this Agreement without affecting the enforceability of the remaining terms and conditions.

29.7	Variation

Except as provided in this Agreement, this Agreement may only be varied by agreement in writing.

13

30.	Warranties

30.1	Warranties by the Executive

The Executive warrants:

(a)	that the Executive has disclosed to the Company all information about any possible restrictions on the Executive from performing the Duties;

(b)	other than what the Executive has disclosed to the Company, that the Executive is not restricted from performing the Duties in connection with a restrictive covenant or other non-competition obligation owed to anyone, or a restriction imposed on the Executive concerning the use of any information or the intellectual property rights of anyone;

(c)	that the credentials and information provided by the Executive to the Company (or to the Company’s agent) in connection with the Executive’s qualifications and ability to perform the duties pursuant to this Agreement are true and correct; and

(d)	other than what the Executive has disclosed to the Company, that prior to accepting employment, the Executive has not suffered from an occupational disease in any trade, industry or process.

30.2	Warranties by Company

The Company warrants that other than as disclosed in this Agreement:

(a)	it has obtained all approvals, including all necessary Board approvals required pursuant to this Agreement; and

(b)	no obligations interfere with the Company’s ability to enter into this Agreement.

31.	Acknowledgement

The Executive acknowledges that he has read and understands the conditions of employment detailed in this Agreement and accepts employment with the Company on those terms.

14

Schedule 1 – Remuneration

FIXED REMUNERATION:	$219,000 per annum
Made up as:
Base Salary:	$200,000 per annum
Superannuation:	$19,000 per annum (at 9.5% of base salary)

SHORT TERM INCENTIVE PLAN

FY2021

% Gross Revenue Target	$ Gross Revenue Target	% Increase to Base Salary (New Base Salary)	Cash Bonus (% of New Base Salary)
100%	$5,000,000	10%	0%
105%	$5,250,000	10%	0%
110%	$5,500,000	10%	0%
115%	$5,750,000	10%	0%
120%	$6,000,000	10%	0%
125%	$6,250,000	10%	0%

FY2022

% Gross Revenue Target	$ Gross Revenue Target	% Increase to Base Salary	Cash Bonus (% of New Base Salary)
100%	$10,000,000	15%	25%
105%	$10,500,000	15%	30%
110%	$11,000,000	15%	35%
115%	$11,500,000	15%	40%
120%	$12,000,000	15%	45%
125%	$12,500,000	15%	50%

FY2023

% Gross Revenue Target	$ Gross Revenue Target	% Increase to Base Salary	Cash Bonus (% of New Base Salary)
100%	$20,000,000	15%	25%
105%	$21,000,000	15%	30%
110%	$22,000,000	15%	35%
115%	$23,000,000	15%	40%
120%	$24,000,000	15%	45%
125%	$25,000,000	15%	50%

Note: In the event the Executive is terminated in accordance with clause 22.1 or 22.2, notwithstanding such termination, if Targets are ultimately met for the financial year during which the termination occurred, the Executive shall be entitled to receive a Cash Bonus that is prorated for the number of days the Executive was employed during that financial year.

15

Schedule 2 - Duties and Position Description - includes Key Performance Indicators

PURPOSE OF THE POSITION:

●	Safeguard the integrity of financial outcomes of the Company;
●	Lead, plan and manage the financial strategy of the Company to maximise overall profitability;
●	Manage the full range of financial and business services including: accounting, taxation, audit, external reporting, treasury and administrative functions of the Company;
●	Design, implement and monitor processes and procedures to ensure efficiencies within the corporate structure; and
●	Participate in and provide support to the Company’s Board and Executive team.

POSITION SPECIFIC AND TECHNICAL REQUIREMENTS:

Planning of Financial Operations

●	Proactively and creatively determine the most appropriate approach for serving the Company’s financial needs;
●	Lead the planning of the Company’s financial activities including budgeting, reporting, forecasting, performance measurement, compliance/audit, business planning, systems planning and implementation and economic evaluation;
●	Review financial performance and make commentary on corrective action to improve performance where required; and
●	Regularly review financial management systems to ensure the most appropriate technological support for financial management practices.

Financial Advising and Reporting

●	Provide the Board, Audit Committee and Executive with high level strategic advice and reports in relation to commercial matters including profit and loss outcomes, balance sheet management, cash flow management, debt performance, taxation and major capital investment evaluation;
●	Oversee the development and implementation of up-to-date financial accounting and reporting systems;
●	Ensure that financial reports are based on a sound system of risk management and internal controls; and
●	Enhance management understanding of financial issues by assisting them to link financial and operational information for decision-making purposes.

Organisational Strategic Planning

●	Assist the MD in the Company’s strategic planning processes including the development, implementation and reporting of business/strategic plans; and
●	Develop in conjunction with the Board and Executive Team, appropriate Company key performance indicators that link both quantitative and qualitative indicators to the outcomes of the organisation.

Corporations Law, Listing Rules, Financial and Taxation Compliance

●	Ensure obligations under Corporations Act, Listing Rules, Taxation Legislation and Australian Accounting Standards are met;
●	Review financial reports to ensure that the information is endorsed as to its completeness, reliability and accuracy;
●	Ensure the Company achieves its statutory compliance obligations in respect of financial reporting and disclosure; and
●	Understand the implications of changes to statutory financial and taxation requirements to the Company, communicate this effectively to the Managing Director and Board and implements necessary Company policies to comply with change.

16

Economic Evaluation

●	Direct the economic and financial evaluation of new business and capital investment initiatives in conjunction with the Executive Team; and
●	Ensure the Managing Director, Board and Executive Team are provided with appropriate information and analysis to enable informed decisions on capital investments to be made.

Institutional and Stakeholder Relations

●	Involvement in investor and broker presentations are required; and
●	Maintain effective and productive networks for the benefit of the Company.

Leadership and People Management

●	Promote a culture whereby all staff and service providers work collaboratively to achieve Moboom’s corporate objectives;
●	Proactive, supportive and effective management of resources;
●	Timely completion of performance appraisals and setting of KPIs; and
●	Inspire the team to achieve goals and performance objectives and drive team engagement.

17

Executed by the parties as an agreement.

Signed on behalf and with the authority of Moboom Limited (ACN 136 737 767)

Gavin Burnett
Name of Authorised Company Signatory	Signature

CEO
Office (Director, Secretary) or Position

Signed by Melvin Tan
Signature

In the presence of:

Witness Signature:

Witness Name:

Witness Address:

18